AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 19, 2008
   Registration No. 333-138479

U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM SB-2
REGISTRATION STATEMENT
ON FORM S-1/A
Under
THE SECURITIES ACT OF 1933

LEGEND MEDIA, INC.
(Exact name of small business issuer as specified in its charter)

NEVADA	7380	87-0602435
(State or other	(Primary Standard	(I.R.S. Employer
jurisdiction of incorporation	Industrial Classification	Identification
or organization)	Code Number)	Number)

3945 South Wasatch Blvd., #282
Salt Lake City, Utah 84124
(801) 201-5312
(Address and telephone number of Registrant's principal executive offices)

Same as Above
(Address of principal place of business or intended principal place of business)

Jeffrey Dash
3945 South Wasatch Blvd., #282
Salt Lake City, Utah 84124
(801) 201-5312
(Name, address and telephone number of agent for service)

copies to:
Branden T. Burningham, Esq.
455 East 500 South, Suite 205
Salt Lake City, Utah 84111
Telephone: (801) 363-7411

Approximate date of commencement of proposed sale to the public: Not Applicable.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

This Post-Effective Amendment No. 1 to Form SB-2 shall become effective in accordance with Section 8(c) of the Securities Act of 1933, as amended, on such date as the Commission, acting pursuant to Section 8(c), may determine.

REMOVAL OF SECURITIES FROM REGISTRATION

Legend Media, Inc., a Nevada corporation (the "Registrant"), previously registered for resale, under a Registration Statement on Form SB-2, as amended (Registration No. 333-138479), 1,499,885 shares of the Registrant's common stock to be offered by the selling stockholders named in the Registration Statement. The offering was terminated by the Registrant on March 10, 2008, at which time 299,885 shares of common stock remained unsold based on information provided to the Registrant by its transfer agent and the selling stockholders. By filing this Post-Effective Amendment No. 1 to the Registration Statement, the Registrant hereby removes from registration all of the shares of common stock that remained unsold under the Registration Statement as of the date the offering were terminated on March 10, 2008. The Registration Statement is hereby amended, as appropriate, to reflect the removal of such shares from registration.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this post-effective amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City ofBeijing, Country of the People’s Republic of China on March 17, 2008.

LEGEND MEDIA, INC.

By:	/s/ Jeffrey Dash
Jeffrey Dash, CEO and President

Pursuant to the requirements of the Securities Act of 1933, this post-effective Amendment No. 1 to Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Dated: March 17, 2008	/s/ Jeffrey Dash
Jeffrey Dash, CEO, President, Secretary and Director

Dated: March 17, 2008	/s/ Richard I. Vogel
Richard I. Vogel, Director

Dated: March 17, 2008	/s/ Michael Bonner
Michael Bonner, Director